AMENDMENT TO

FLOATING CONTINUING GUARANTY

This Amendment to Floating Continuing Guaranty ("Amendment") is entered into this 7th day of July, 2008, by and between American AgCredit, PCA, as agent (in such capacity "Agent") for the banks and other financial institutions (the "Lenders") named in the Sixth Amended and Restated Revolving Loan Agreement (as herein after defined) and Alexander & Baldwin, Inc., a Hawaii Corporation, (“A&B” or “Guarantor”) with reference to the following recitals of fact:

RECITALS

A.       A&B, as guarantor and Agent entered into a Floating Continuing Guaranty dated July 29, 2005 (the "Floating Guaranty").

B.        Concurrently with the execution of this Amendment the Borrower (as defined in the Guaranty), Agent, Lenders, and Guarantor are entering into a Sixth Amended and Restated Revolving Loan Agreement dated as of July 7, 2008 (the "Agreement").

D.        Agent has requested that the Guaranty be updated and modified as set forth below.

E.	Guarantor consents to the requested modifications on the terms set forth below.

ACCORDINGLY THE PARTIES AGREE AS FOLLOWS:

1.	Definitions; References; Interpretation.

(a)       Unless otherwise specifically defined herein, each term used herein (including the Recitals hereof) which is defined in the Guaranty shall have the meaning assigned to such term in the Agreement.

(b)       Each reference to "this Guaranty", "hereof", "hereunder", "herein" and "hereby" and each other similar reference contained in the Guaranty and each reference to "the Guaranty" and each other similar reference in the other Loan Documents, shall from and after the date of this Amendment refer to the Guaranty as amended hereby.

2.         Amendment to Guaranty. Subject to the terms and conditions hereof, the Guaranty is amended as follows:

(a)       That portion of the title reading “$15,000,000 to $21,500,000” is hereby deleted and is replaced by the figures “$12,500,000”.

(b)       The introductory paragraph of the Guaranty is hereby amended to read as follows:

"This Floating Continuing Guaranty ("Guaranty") dated as of July 7, 2008, is executed by Alexander & Baldwin, Inc., a Hawaii corporation ("Guarantor"), in favor of American AgCredit, PCA, as agent (in such capacity "Agent") for the banks and other financial institutions (the "Lenders") named in the Sixth Amended and Restated Revolving Loan Agreement (as hereinafter defined), with reference to the following facts:"

(c)	Recital B of the Guaranty is amended to read as follows:

"B.      Borrower, Agent and Lenders are about to enter into that certain Sixth Amended and Restated Revolving Loan Agreement dated as of July 7, 2008 (as supplemented, restated, amended or modified from time to time, the Revolving Loan Agreement"), pursuant to which Agent and Lenders will extend to Borrower a revolving line of credit in the original principal amount not to exceed Twenty-Five Million Dollars ($25,000,000)(the “Facility”).”

(c)       The second sentence of Recital C is hereby deleted and replaced by the following: “ Subsequently, the Original Guaranty was replaced by the Floating Guaranty dated as of July 29, 2005. The delivery of the Floating Guaranty was a condition precedent to Agent and Lenders entering into the Revolving Loan Agreement.”

(d)	Recital D is hereby amended to read as follows:

“D.      The Revolving Loan Agreement provides that the Floating Guaranty be amended to reduce the amount of the guaranty to a fluctuating amount equal to the lesser of $12,500,000 or the outstanding balance of the Revolving Loan. The actual amount to be determined as set forth hereinbelow.

(e)	Recital E is hereby deleted.

(f)	Section 3(b) of the Floating Guaranty is amended to read as follows:

“Guarantor absolutely, irrevocably and unconditionally guarantees and promises to pay to Agent, on behalf of Lenders, and its successors, endorsees, transferees and assigns, on demand in lawful money of the United States of America, any and all obligations of Borrower to Lenders or Agent (of any type whatsoever, including principal, interest, costs, fees, and other charges) arising from or in connection with the Revolving Loan Agreement and any other Loan Documents referred to in the Revolving Loan Agreement. (The obligations of Borrower to Agent and Lenders under the Revolving Loan Agreement and the other Loan Documents are hereafter referred to as the “Obligations” and the obligations of Guarantor to Agent hereunder are hereafter referred to as the “Guaranteed Obligations”). Notwithstanding the foregoing, the maximum amount that Agent may recover from Guarantor hereunder shall be a Floating amount with a minimum of the lesser of Twelve Million Five Hundred Thousand Dollars ($12,500,000) or the amount actually drawn on the Facility plus interest on the foregoing at the “Default Rate” (as defined in the Revolving Loan Agreement) from the date of demand therefore until payment by Guarantor plus any amounts owed by Guarantor to Agent pursuant to Section 16.1 hereof.”

(g)         The words and amount "Thirty Million Dollars ($30,000,000)" as they appear in the last line of Section 5, the ninth line of Section 7(d), the twentieth line of Section 9, and the last lines of Sections 11(a) and 11(c) are hereby amended to read "Twenty-Five Million Dollars ($25,000,000)".

(h)       Section 21.2 of the Floating Guaranty is amended by deleting the period at the end of the last sentence and adding the following: “and the Guarantor.”

3.         Conditions of Effectiveness. The effectiveness of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)       Agent shall have received from Guarantor a duly executed original of this Amendment.

(b)       There shall have been no material adverse change in the business, condition (financial or otherwise), operations, performance, or properties of the Borrower or Guarantor.

(c)       No event shall have occurred that may be or with the passage of time may be considered an Event of Default as defined in the Floating Guaranty.

(d)       All of the representations and warranties contained in the Floating Guaranty shall continue to be true and correct and remain in full force and effect as of the date of this Amendment.

4.         Continuing Validity. Except as expressly modified or changed by this Amendment, the terms of the original Floating Guaranty and all other related loan documents remain unchanged and in full force and effect. Consent by the Agent to the changes described herein does not waive Agent' right to strict performance of the terms and conditions contained in the Floating Guaranty as amended. Nothing in this Amendment will constitute a satisfaction of the Obligations. It is the Agent's intention to retain as liable parties all makers, guarantors, endorsers of the original Obligations, unless Agent or Lenders expressly release such party in writing.

5.	Miscellaneous.

(a)       The Guarantor acknowledges and agrees that the execution and delivery by the Agent of this Amendment shall not be deemed to create a course of dealing or an obligation to execute similar amendments or waivers under the same or similar circumstances in the future.

(b)       This Amendment shall be binding upon and inure to the benefit of the Guarantor and the Agent and their respective successors and assigns.

(c)       This Amendment shall be governed by and construed in accordance with the laws of the State of California, provided that the Agent shall retain all rights arising under federal law.

(d)       This Amendment may be executed in counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of the Guarantor shall bind the Guarantor with the same force and effect as the delivery of a hard copy original. Any failure of the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

(e)       This Amendment contains the entire agreement of the parties hereto with reference to the matters discussed herein.

(f)        If any term or provision of this Amendment shall be deemed prohibited or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment, the Agreement or any other the loan documents.

IN WITNESS WHEREOF the parties have signed this Amendment as of the date first above written.

Guarantor:

ALEXANDER & BALDWIN, INC.,

a Hawaii corporation

By: /s/ Christopher J. Benjamin

Name: Christopher J. Benjamin

Title: Senior Vice President and Chief Financial Officer

By: /s/ Alyson J. Nakamura

Name: Alyson J. Nakamura

Title: Secretary

Agent:

AMERICAN AGCREDIT, PCA, as Agent

for the Lenders

By: /s/ William Rodda

Name: William Rodda

Title: Vice President

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